Exhibit 4.9

SECOND SUPPLEMENTAL INDENTURE

This SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of June 9, 2023, among UBS GROUP AG, a corporation (Aktiengesellschaft) organized under the laws of Switzerland (the “Company”), CREDIT SUISSE GROUP AG, a corporation (Aktiengesellschaft) organized under the laws of Switzerland (“CSG”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Association), as trustee under the Indenture referred to herein (the “Trustee”).

RECITALS

WHEREAS, Credit Suisse Group Funding Limited (Guernsey), as the initial issuer (the “Initial Issuer”), CSG, as guarantor, and the Trustee, entered into an indenture, dated as of April 18, 2016 (the “Original Indenture”) providing for the issuance of 4.550% Senior Notes due 2026 (the “Securities”);

WHEREAS, pursuant to a supplemental indenture, dated as of November 3, 2020 (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), CSG assumed all of the obligations of the Initial Issuer as principal obligor on the Securities and under the Indenture (“the Voluntary Issuer Substitution”);

WHEREAS, pursuant to the merger agreement between the Company and CSG, dated as of March 19, 2023, as amended on April 6, 2023 and on May 22, 2023, the Company and CSG will merge, with the Company being the absorbing company which shall continue to operate, and CSG being the absorbed company which shall cease to exist (the “Merger”);

WHEREAS, effective upon registration of the Merger with the Commercial Register of the Canton of Zurich in Switzerland (the date of such registration, the “Effective Date”), CSG will be dissolved and its assets, liabilities and contracts (including its obligations under the Indenture and on the Securities) transferred to, and absorbed and taken over by, the Company by operation of Swiss law (Universalsukzession);

WHEREAS, pursuant to Section 5.01 of the Indenture, the Company desires to assume all of the obligations of CSG on the Securities and under the Indenture on the terms and conditions set forth in the Indenture and herein with effect as of the Effective Date;

WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid and binding instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

WHEREAS, Section 10.01(b) of the Indenture provides that, without the consent of the Holders, CSG and the Trustee may enter into a supplemental indenture to amend or supplement any of the provisions of the Indenture to comply with Sections 5.01, 5.02, 6.01 and 6.02 of the Indenture; and

WHEREAS, pursuant to Section 10.05 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, CSG and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO ASSUME OBLIGATIONS. Pursuant to and in accordance with Section 5.01 of the Indenture and by operation of Swiss law, and with effect as of the Effective Date, the Company shall succeed to, and be substituted for, and may exercise every right and power of, CSG under the Securities with the same effect as if the Company had been named as the “Company” under the Indenture and the Securities. As of the Effective Date, the Company hereby (i) assumes all of CSG’s obligations as issuer and obligor under the Indenture and on the Securities on the terms and subject to the conditions set forth in this Second Supplemental Indenture and in the Indenture and (ii) undertakes in favor of each Holder to be bound by the terms and conditions of the Securities and the provisions of the Indenture with the same effect as if the Company had been named as the “Company” under the Indenture and the Securities. For the avoidance of doubt, from the Effective Date, any references in the Indenture to the “Guarantor” that remained applicable after the Voluntary Issuer Substitution, including those set forth in Section 2.18 and in the definition of “Authorized Person” of the Indenture, shall be to the Company in its capacity as the principal obligor of the Securities.

3. GOVERNING LAW; JURISDICTION AND SERVICE OF PROCESS; SOVEREIGN IMMUNITY.

(a) The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Second Supplemental Indenture.

(b) Each of CSG and the Company agrees that any suit, action or proceeding against it arising out of or based upon the Indenture, this Second Supplemental Indenture or the Securities may be instituted in any state or federal court in the Borough of Manhattan, The City of New York (each, a “Proceeding”), and waives any objection that it may now or hereafter have to the laying of venue of any such Proceeding and any claim of inconvenient forum, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such Proceeding. The Company has appointed UBS AG, New York Branch, at 1285 Avenue of the Americas, New York, NY 10019, as its authorized agent (the “UBS Authorized Agent”) upon whom process may be served in any Proceeding, and it expressly accepts the non-exclusive jurisdiction of such courts in respect of any such Proceeding. Until the Effective Date, CSG has appointed Credit Suisse (USA), Inc., at 11 Madison Avenue, New York, New York 10010, as its authorized agent (the “CS Authorized Agent” and, together with the UBS Authorized Agent, the “Authorized Agents” and each, an “Authorized Agent”) upon whom process may be served in any

Proceeding, and it expressly accepts the non-exclusive jurisdiction of such courts in respect of any such Proceeding. Each of CSG and the Company hereby represents and warrants that its respective Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, such appointment to be irrevocable until the appointment of a successor Authorized Agent in The City of New York for such purpose and such successor’s acceptance of such appointment shall have occurred. If at any time any Authorized Agent no longer has an office in the Borough of Manhattan, The City of New York, upon whom process may be served in any Proceeding, CSG or the Company, as applicable, will immediately appoint an Authorized Agent upon whom such process may be served. Until the Indenture and this Second Supplemental Indenture are terminated, or, with respect to CSG only, until the Effective Date, each of CSG and the Company shall maintain an Authorized Agent in The City of New York, and each of CSG and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon CSG or the Company, as applicable.

(c) To the extent that each of CSG and the Company is or may become entitled to claim for itself any immunity from jurisdiction (sovereign or otherwise) and to the extent that in any jurisdiction there may be attributed to CSG or the Company, such an immunity (whether or not claimed), each of CSG and the Company hereby irrevocably waives and agrees not to claim any immunity from suit, jurisdiction, execution of a judgment, or attachment or set-off in aid of execution of a judgment, to which it or its property might otherwise be entitled in any Proceeding, or any suit, action or proceeding against it arising out of or based upon the Indenture, this Second Supplemental Indenture or the Securities which may be instituted in any competent court in Switzerland, but only to the extent necessary for enforcement of the obligations of CSG or the Company hereunder. The agreements and waiver contained in this Section 3 are intended to be effective upon the execution of this Second Supplemental Indenture without any further act by CSG or the Company before any such court and introduction of a true copy of this Second Supplemental Indenture into evidence shall be conclusive and final evidence of such waiver.

(d) Each of the parties hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Second Supplemental Indenture brought before the foregoing courts on the basis of forum non-conveniens.

4. TRUST INDENTURE ACT OF 1939. This Second Supplemental Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

5. COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of the Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Second Supplemental Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Second Supplemental Indenture or any document to be signed in connection with this Second Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The recitals contained herein shall be taken as statements of CSG and the Company and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same. Neither the Trustee nor any of its agents makes any representation as to the validity, sufficiency or adequacy of this Second Supplemental Indenture.

8. NOTICES. Section 11.02 of the Indenture is hereby amended by replacing the references to addresses and the subparagraph immediately thereafter with the following:

Any notice or communication shall be sufficiently given if written and (a) if delivered in person, when received or (b) if mailed by first class mail, 5 days after mailing, or (c) as among the Company, CSG and the Trustee if sent by facsimile or electronic transmission, when transmission is confirmed, in each case addressed as follows:

If to the Company:

UBS Group AG

Bahnhofstrasse 45

8001 Zurich, Switzerland

Email: OL-GT-Funding@ubs.com

Attention: Group Treasury

If to CSG:

Credit Suisse Group AG

Paradeplatz 8

8001 Zurich, Switzerland

Attention: Legal Counsel

Telephone No.: +41 44 333 1111

If to the Trustee:

U.S. Bank Trust Company, National Association

100 Wall St., Suite 600

New York, New York 10005

Facsimile No.: (212) 361-6153

The Company, CSG or the Trustee by written notice to the other may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CREDIT SUISSE GROUP AG, as CSG

By:	/s/ Christopher Chadie
Name: Christopher Chadie
Title: Authorized Person

By:	/s/ Noah Lee
Name: Noah Lee
Title: Authorized Person

[Signature Page to Second Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

UBS GROUP AG,

as the Company

By:	/s/ Daniel Taylor
Name: Daniel Taylor
Title: Authorized Person

By:	/s/ Dean Robson
Name: Dean Robson
Title: Authorized Person

[Signature Page to Second Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as the Trustee

By:	/s/ Christopher J. Grell
Name: Christopher J. Grell
Title: Vice President

[Signature Page to Second Supplemental Indenture]